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                                                                    EXHIBIT 10.2


                 AMENDED AND RESTATED MANVILLE PERSONAL INJURY
                           SETTLEMENT TRUST AGREEMENT


     Amended and Restated Manville Personal Injury Settlement Trust Agreement, dated as of April 29, 1997, among Schuller Corporation, f/k/a Manville Corporation (the "Company"), as successor to the Trustors (as hereinafter defined), and Robert A. Falise, Louis Klein, Jr., Frank J. Macchiarola and Christian E. Markey, Jr., as trustees (such persons and their successors appointed pursuant hereto, the "Trustees") and successors to the Original Trustees (as hereinafter defined).

     WHEREAS, Johns-Manville Corporation, Manville Corporation, Manville Sales Corporation, Manville Canada Inc., Manville Investment Corporation, Ken-Caryl Ranch Corporation and SAL Contract & Supply, Inc., (the "Trustors"), filed petitions for reorganization under chapter 11 of the Code on August 26, 1982; and

     WHEREAS, in order to effectuate the Plan, to provide for the payment of Trust Claims and to receive the benefits under the Internal Revenue Code of so providing for certain of such payments, the Trustors, as trustors, entered into the Manville Personal Injury Settlement Trust Agreement dated as of November 28, 1988 (the "Original Trust Agreement") with Donald M. Blinken, Daniel Fogel, Francis H. Hare, Jr., Christian E. Markey, Jr., and John C. Sawhill, as trustees, (the "Original Trustees"), and transferred the Trust Estate to the Trust pursuant thereto; and

     WHEREAS, the Original Trust Agreement has previously been amended by an Amendment to Trust Agreement dated as of February 14, 1989, a Second Amendment dated as of November 15, 1990, a Third Amendment dated as of December 6, 1991, a Fourth Amendment dated as of August 6, 1992, a Fifth Amendment dated as of December 9, 1992, a Sixth Amendment dated as of November 5, 1993, a Seventh Amendment dated as of September 22, 1994, an Eight Amendment dated as of August 15, 1995, a Ninth Amendment dated as of March 27, 1996, and a Tenth Amendment dated as of November 21, 1995; and

     WHEREAS, the Company and the Trustees wish to amend and restate the Original Trust Agreement, as previously amended and as further amended pursuant hereto, in the form set forth hereinbelow;

     NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH AND IT IS
HEREBY DECLARED as follows:



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                                   ARTICLE I

                                  DEFINITIONS

     Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined have the meanings assigned to them in Exhibit A hereto.

                                   ARTICLE II

                              DECLARATION OF TRUST

     2.01 Name. The Trust shall be known as "Manville Personal Injury Settlement Trust", and the Trustees may transact the business and affairs of the Trust in that name.

     2.02   Purposes.  The purposes of the Trust are:

                 (i) to use the assets in the Trust Estate to deliver fair, adequate and equitable compensation to bona fide Beneficiaries, whether presently known or unknown, without overpaying or underpaying any claims and with settlement to be preferred over arbitration, arbitration to be preferred over resort to the tort system, and fair and efficient resolution of claims to be preferred over all else;

                 (ii) to enhance and preserve the Trust Estate;

                 (iii) otherwise to carry out the provisions of this Trust
            Agreement, the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, Annex D to this Agreement, the PD Supplemental Agreement and any other agreements into which the Trustees have entered or will enter in connection with the Plan.

In furtherance of the foregoing purposes, the Trustees shall be responsible for supervising and administering the Claims Resolution Facility, unless such facility is an Industry-Wide Claims Handling Facility, in which event the Trustees shall be responsible for monitoring and supervising the Trust's participation in such facility.

     2.03 Transfer of Assets. The Trustors transferred and assigned to the Trust the assets listed in Part A of Schedule I hereto, having theretofore obtained all consents and taken all other steps prerequisite to such transfer and assignment. The Company, as the successor of the Trustors for this purpose, shall take any and all steps as may be further necessary to effectuate fully the transfer and assignment of such assets to the Trust. Upon execution and delivery by the Original Trustees of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, the Trust in addition received or became entitled to receive from the Company the assets listed in Parts B and C of Schedule I hereto in accordance with the



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terms of the Supplemental Agreement, as amended by the Second Amended and
Restated Supplemental Agreement.

     2.04 Acceptance of Assets and Assumption of Liabilities. In connection with and in furtherance of its purposes and subject to Section 5.04, the Original Trustees hereby expressly accepted the transfer and assignment to the Trust of the assets listed on Schedule I hereto and the Trust hereby further expressly assumes or undertakes all Trust Claims and all Indemnification Liabilities. Except as otherwise provided in the Claims Resolution Procedures as such procedures are amended by the Trust Distribution Process, Annex C to this Agreement, and the Co-Defendants' Procedures as such procedures are amended by the Trust Distribution Process, the Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that the Company and other Debtors would have had under applicable nonbankruptcy law with respect to the Trust Claims and Indemnification Liabilities assumed by the Trust. Except as amended by the Trust Distribution Process, (a) the Trust shall not have any obligation with respect to any warranty, guarantee or indemnification liability or obligation constituting an AH Claim or an Other Asbestos Obligation or an Indemnification Liability under Clause (b) of the definition thereof, unless
(i) the Trust is notified of the assertion of the underlying claim giving rise to the warranty, guarantee or indemnification liability or obligation against the Person entitled to the benefits of such warranty, guarantee or indemnification promptly after the later of the Consummation Date and the date on which such Person becomes aware of the underlying claim, (ii) following the Consummation Date the Trust is provided the opportunity to conduct the defense of such claim and (iii) neither any of the Trustors nor such other Person settles such claim without the consent of the Trust and (b) the Trust shall not pay any contribution liability or obligation constituting an AH Claim or an Other Asbestos Obligation, other than an Indemnity Claim or a Contribution Claim, or constituting an Indemnification Liability unless and until the aggregate liability of the Trust in respect of the claim underlying such contribution liability or obligation, whether directly or through contribution, has been Liquidated. Following assertion of any claim against any past or present officer, director or employee of any of the Trustors that gives rise to a Trust Claim by such officer, director or employee for indemnification from the Trust or of any claim that gives rise to an Indemnification Liability, the Trust shall assume and conduct the defense of the underlying claim, provided that the conditions set forth in Clauses (a)(i) and (iii) of this Section 2.04 are satisfied.

                                  ARTICLE III

                          POWERS; TRUST ADMIMSTRATION

     3.01 Powers. (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all such actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection (b) below and any power reasonably incidental thereto.

     (b) Without limiting the generality of Subsection (a) above, the Trustees shall have the power to:

           (i) receive and hold the Trust Estate, and invest and re-invest monies, other assets and proceeds held from time to time therein;



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           (ii) supervise and administer the Claims Resolution Facility, or if such facility is an Industry-Wide Claims Handling Facility, monitor and supervise the Trust's participation in such facility, or create, own or acquire an ownership interest in a claims resolution facility as described in Clause (xvii) below and supervise and administer such claims resolution facility or monitor and supervise the Trust's participation therein;

           (iii) pay Indemnification Liabilities and other Trust Expenses and Trust Claims either Liquidated in accordance with the Claims Resolution Facility or the Co-Defendants' Procedures, as such procedures are amended by the Trust Distribution Process, as applicable, or otherwise Allowed;

           (iv) borrow money and issue notes and other evidences of indebtedness (which notes or other evidences of indebtedness may exonerate the Trustees from personal liability with respect thereto) in the ordinary course of operations for payment of Indemnification Liabilities and other Trust Expenses and Trust Claims and secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property or income;

           (v) enter into the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, the PD Supplemental Agreement and any other agreements required by the Plan and perform all of the Trust's obligations thereunder;

           (vi) exercise all rights and benefits available to the Trust with respect to the Insurance Coverage, subject to the provisions of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement;

           (vii) exercise all rights and benefits accruing to the Trust as owner of any shares the Trust may own from time to time of Manville Common Stock, subject to the provisions of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, and any other securities or instruments of the Company or of any other issuer;

           (viii) take all actions contemplated hereunder with respect to the funds created hereby and, subject to Section 4.01(d), establish such funds, reserves and accounts within the Trust Estate, in addition to the funds created hereby, as deemed by the Trustees to be useful in carrying out the purposes of the Trust;

           (ix) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding, including, without limitation, in connection with the Claims Resolution Facility;

           (x) amend the Bylaws;




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           (xi) appoint such officers, including a Managing Trustee, and hire such employees and engage such legal, financial, investment and other advisors, managers and agents as, in the judgment of the Trustees, the business of the Trust requires, and pay the Trustees (subject to Section 5.05) and such officers (subject to Section 5.05 in the case of the Managing Trustee), employees, advisors, managers and agents reasonable compensation;

           (xii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust (possibly including, without limitation, engaging a Person having trust powers to act as paying agent, depositary, custodian, or trustee with respect to funds, reserves or accounts created hereby or established pursuant hereto);

           (xiii) indemnify (and purchase insurance indemnifying or in lieu of or in addition to such insurance, escrow monies out of the assets of the Trust to establish self-insurance funds indemnifying) (A) the Trustees and officers, employees, agents and representatives of the Trust to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify its directors, officers, employees, agents and representatives, and (B) financial advisors, independent auditors, and investment bankers engaged by the Trust where such indemnification is determined by the Trustees to be necessary or appropriate to serve the objectives of the Trust, which indemnification and insurance may also cover, without limitation, claims based on occurrences during the period from January 9, 1987 to the Consummation Date; and without limiting the foregoing, to establish a segregated security fund of up to $30,000,000, to be set aside out of the assets of the Trust and devoted exclusively to securing the obligations of the Trust to indemnify such of the Trustees and officers, employees, agents, representatives, financial advisors, independent auditors, and investment bankers of the Trust as may be specified in the instrument or instruments governing such fund or in amendments thereto;

           (xiv) enter into any contract or otherwise engage in any transaction with any Trustee or any Person affiliated with any Trustee provided that such contract or such transaction is approved by the majority vote of not less than 80% of the Trustees none of whom is a party to or otherwise involved in, or has an interest in, such contract or transaction, it being understood that to the extent permitted by law the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any matter in which they have a personal interest shall not apply to the Trustees;

           (xv) delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust Estate to any one or more reputable individuals or recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation;

           (xvi) consult with the Company at such times and with respect to such issues relating to the conduct of the Trust as the Trustees consider desirable;



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           (xvii) at any time after the second anniversary of the Consummation
      Date, withdraw from the Claims Resolution Facility and create, enter into, participate with others in or merge with, any other claims resolution facility (including, without limitation, a claims resolution facility that handles personal injury and/or property damage claims related to asbestos brought against one or more Persons other than the Trust, in addition to handling Trust Claims for the Trust) or an Industry-Wide Claims Handling Facility, if the Trustees shall determine by unanimous vote, after consultation with the Selected Counsel for the Beneficiaries and any other interested parties whom the Trustees desire to consult, that the purposes and substantive procedures of such other claims resolution facility or such Industry-Wide Claims Handling Facility are consistent with those of the Claims Resolution Facility, which determination by the Trustees shall be final, binding and non-appealable;

           (xviii) make any investment or carry on any activity permitted by
      Section 4.03 hereof;

           (xix) serve as a director of any corporation (including, without limitation, the Company or any of its Affiliates) in which the Trust directly or indirectly holds an equity or debt investment (a "Portfolio Company"), including, without limitation, service on any committees or subcommittees of the board of directors of any such Portfolio Company; provided that, commencing on October 1, 1993, any Trustee who also serves concurrently as a director of any Portfolio Company at the request of the Trust (a "Trustee Director") will instruct such Portfolio Company to pay directly to the Trust all meeting fees and annual retainers which such Trustee-Director is entitled to receive in his or her capacity as a director or board committee member of such Portfolio Company, so long as such Trustee remains both a Trustee and a director of such Portfolio Company. For the foregoing purposes, any person who is serving concurrently as a Trustee of the Trust and a director of Schuller Corporation or any majority-owned subsidiary of Schuller Corporation (each, a "Manville Company") will, so long as the Trust continues to own directly or indirectly more than 50% of the outstanding common stock of Schuller Corporation, be conclusively presumed to be serving as a director of such Manville Company at the request of the Trust.

      (c) The Trustees shall not have the power to Guarantee any Debt of other Persons.

     3.02 Administration. (a) The Trustees have adopted the Bylaws (Annex A to this Trust Agreement) and may make such amendments thereto as the Trustees may approve by resolution adopted by all of the Trustees or by written instrument signed by all of the Trustees. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the Trust.

     (b)   The accounting period for the Trust shall be the Fiscal Year.

     (c) The Trustees shall timely file, or shall deliver to the Company such documents and other information as the Company may reasonably require in order to permit it to timely file, such income tax and other returns and statements as are required to comply with applicable provisionsof the Internal Revenue Code and of any state law and the regulations promulgated thereunder.



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      (d)  (i) The Trustees shall cause to be prepared and filed with the Court, as soon as available and in any event within 60 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such Fiscal Year and a statement of operations for such Fiscal
      Year) audited by a nationally recognized firm of Independent public accountants selected by the Trustees and certified by such firm as to fairness of presentation and consistency.

           (ii) The Trustees shall cause to be prepared and filed with the Court as soon as available and in any event within 30 days following the end of each of the first three quarters of each Fiscal Year, a quarterly report containing financial statements of the Trust (including, without limitation, an unaudited balance sheet of the Trust as of the end of such quarter and a statement of operations for such quarter), certified (subject to normal year-end adjustments) as to the fairness of presentation and consistency by an appropriate officer of the Trust.

           (iii) Simultaneously with delivery of each set of financial statements referred to in Subsections (i) and (ii) above, the Trustees shall cause to be prepared and filed with the Court a report containing a summary (in reasonable detail) of the following information with respect to the period covered by the financial statement:

                 (A) if the Trustees are not participating in an Industry-Wide
            Claims Handling Facility, the number of Trust Claims Liquidated and the average amount per Trust Claim paid or payable;

                 (B) if the Trustees are participating in an Industry-Wide
            Claims Handling Facility or a claims resolution facility that handles claims against other Persons in addition to Trust claims, the information called for by Clause (A) above, modified as necessary to account for the degree and manner in which information is supplied to the Trustees by such facility with respect to liquidation and payment of Trust Claims;

                 (C) the amount of investment income earned by the Trust; and

                 (D) the amount of Trust Expenses incurred by the Trust.

     (e) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each Fiscal Year a budget and cash flow projections covering such Fiscal Year and the succeeding four Fiscal Years.



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                                   ARTICLE IV

                        FUNDS, PAYMENTS AND INVESTMENTS

     4.01 Funds. (a) There is hereby created within the Trust Estate the "Basic Trust Fund" consisting of those assets listed in Part A of Schedule I hereto.

     (b) There is hereby created within the Trust Estate the "Stock Proceeds Fund" to consist of all proceeds from the sale or other disposition (other than by conversion of Series A Preferred Stock) by the Trustees of any of the assets listed in Part C of Schedule I hereto (including Manville Common Stock issued on conversion of Series A Preferred Stock).

     (c) Subject to Section 2.02 hereof, the Trustees may, from time to time, create additional funds, reserves and accounts within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses and Trust Claims and may, with respect to any such fund, reserve or account, restrict the use of monies therein; provided that the establishment and use of such funds, reserves and accounts shall not in any event result in any transfer, direct or indirect, of assets between the Basic Trust Fund and any other fund, reserve or account or between the Stock Proceeds Fund and any other fund, reserve or account.

     (d) Any investment earnings received with respect to, or other proceeds of, any asset held within any fund created hereby or pursuant hereto shall be credited to such fund (except for investment earnings, including capital gains, on the Stock Proceeds Fund, which shall be credited to the general fund of the Trust Estate).

     4.02 Payments.  Payments out of the Trust Estate, other than pursuant to
Section 2.04(a) of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, must be made from the Basic Trust Fund, to the extent that the funds therein are available, until such fund has been depleted.

     4.03 Investments. The Trustees shall have the power to invest or reinvest in such securities (including, without limitation, interests in any entity registered as an investment company under the Investment Company Act of 1940), instruments or other property, real or personal, within or without the United States, and to acquire and hold property for such periods as they may determine, whether or not the same be income-producing, all in accordance with the New York Prudent Investor Act (N.Y.E.P.T.L. Section 11.-2.3) as it may be amended or superseded from time to time (the "Prudent Investor Act"). Notwithstanding anything to the contrary set forth in this Trust Agreement or in the Prudent Investor Act, the Trust may acquire and hold any securities or instruments of, and make any other investments in, (i) the Company and/or any of its Affiliates and (ii) any entity created with the approval of the Trustees to conduct any activities permitted by this Trust Agreement (including, without limitation, a claims resolution facility as described in Section 3.01(b)(xvii)).




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     4.04 Source of Payments.  All Trust Expenses and payments in respect of
Trust Claims shall be payable solely out of the Trust Estate. Neither the Trustees nor any officer, agent or employee of the Trust nor any of the Trustors nor any of their Subsidiaries nor any director, officer, employee or agent of any of the Trustors or any of their Subsidiaries shall be liable for the payment of any Trust Expense or Trust Claim or other liability of the Trust, and no Person shall look to any of the foregoing Persons for payment of any such expense or liability.

                                   ARTICLE V

                                    TRUSTEES

     5.01 Number. Except during the period contemplated by Section 5.03(b), there shall be no fewer than four Trustees and no more than six Trustees.

     5.02 Term of Service. (a) The Trustees shall serve until death or resignation pursuant to Subsection (b) below or removal pursuant to Subsection
(c) below, subject to mandatory retirement at age 70 unless (and for so long as) it is waived by a majority vote of the remaining Trustees.

     (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the Company. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given unless (and only for so long as) waived by a majority of the remaining Trustees.

     (c) Any Trustee may be removed for cause (which shall be deemed to include any failure to comply with Section 5.09(a) or (b) by the majority vote of the other Trustees, such removal to take effect at such time as the Trustees shall by such vote determine.

     5.03 Appointment of successor Trustee. (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by unanimous vote of the remaining Trustees, who shall take into account the relevant provisions hereof, consult with the Selected Counsel for the Beneficiaries and refrain from making any appointment which may result in the appearance of impropriety.

     (b) If the Trustees are unable to appoint a successor Trustee pursuant to Subsection (a) above who accepts such an appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee and after notice to the Company and publication of notice in the national edition of The Wall Street Journal or The New York Times, the Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees.

     (c) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his predecessor.




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     5.04 Liability of Trustees, Officers and Employees.  No Trustee, officer or employee of the Trust shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct. No Trustee, officer or employee of the Trust shall be liable for any act or omission of any other officer, agent or employee of the Trust unless the Trustee, officer or employee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.

     5.05 Compensation and Expenses of Trustees. (a) Each of the Trustees shall receive compensation for his or her services as Trustee in the amount of $3 0, 000 per annum (as increased in the case of Trustee-Directors in the manner provided in the next sentence) plus $1,000 per them for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee or for special duties performed by such Trustee on behalf of the Trust, and $1,000 for each day of transcontinental travel in connection with attendance at any such meeting or performance of any such special duties. Each Trustee-Director shall receive from the Trust the per them and travel allowances referred to in the immediately preceding sentence for such Trustee-Director's attendance at each board, committee and subcommittee meeting of each Portfolio Company of which he or she serves as a director at the request of the Trust; and commencing October 1, 1993 the annual retainer amount referred to in the immediately preceding sentence shall be increased in the case of a Trustee-Director by $18,750 for each Portfolio Company directorship, and by $1,875 for each Portfolio Company committee chairmanship, held by such Trustee-Director at the request of the Trust, In addition, the Managing Trustee (if one is elected pursuant to the Bylaws) shall receive, for his or her part-time services on behalf of the Trust, the sum of $1,500 for each day on which the services rendered by him or her in such capacity occupy a majority of his or her time, All compensation amounts referred to above shall be increased or decreased annually after November 28, 1988 (except the incremental annual amounts payable to Trustee-Directors in respect of each Portfolio Company directorship and committee chairmanship, which amounts shall be increased or decreased annually after October 1, 1993) at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of labor Statistics of the United States Department of labor, or otherwise by the Trustees with the approval of the Court. In addition to and notwithstanding the foregoing, any such compensation amounts may be increased by the Trustees to such greater amounts as the Trustees may reasonably determine from time to time to be appropriate to provide compensation to the Trustees for their services as Trustees and for their service as directors and committee chairmen of portfolio companies at levels comparable to the compensation paid to directors of major U.S. industrial corporations.

     (b) All out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder (including, without limitation, the performance by Trustee-Directors of their duties as directors and committee and subcommittee members of Portfolio Companies) will be promptly reimbursed to the Trustees by the Trust.

     5.06 Indemnification of Trustees, Officers and Employees. The Trustees, officers and employees of the Trust shall be indemnified by the Trust to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify its directors against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any such liability, expense, claim, damage or loss as to which they are liable under Section 5.04. Without limiting the generality of the foregoing, any person who is serving or has served at the request of the Trust as a director of any Portfolio Company while also serving as a Trustee of the Trust shall be indemnified by the Trust in the same manner as he or she is indemnified as a Trustee, to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify a person who is or was serving at the request of such corporation as a director of another corporation, against any and all liabilities, expenses, claims, damages or losses incurred by such person as a result of or in connection with such persons service, actions, omissions or capacity as a director of such Portfolio Company (including, without limitation, as a member of a board committee or subcommittee of such Portfolio Company) while such person was serving both as a Trustee and as a director of such Portfolio Company, except for any such liability, expense, claim, damage or loss as to which such person is liable under Section 5.04.

     5.07 Trustees' Lien. The Trustees shall have a prior lien upon the Trust Estate to secure the payment of any amounts payable to them pursuant to Section
5.05 or 5.06.

     5.08 Trustees' Employment of Experts. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is a Related Party of any Trustee or is otherwise affiliated with any of the Trustees in any manner, except as otherwise expressly provided in this Trust Agreement or the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement), and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

     5.09 Additional Qualifications. (a) No Trustee or Related Party of a Trustee shall represent or shall have represented any of the Trustors or any Person who asserts or has asserted a Trust Claim.

     (b) No Trustee shall own any securities of the Company or any of its Affiliates or have any other financial interest, direct or indirect, in the Company or any of its Affiliates.

     (c) If there has been a violation of Subsection (a) or (b) above, the Trustee involved is subject to removal pursuant to Section 5.02(c) above.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.01 Irrevocability.  The Trust is irrevocable.

     6.02 Termination.. (a) The Trust shall automatically terminate on the date (the "Termination Date") 90 days after the first to occur of the following events:

           (i) all Trust Claims duly filed with the Trust have been Liquidated and paid in full, and twelve consecutive months have elapsed during which no Trust Claim has been filed with the Trust;

           (ii) (x) in the judgment of 80% of the Trustees after consultation with Selected Counsel for the Beneficiaries, a de minimis number of Trust Claims are then pending and new Trust Claims are being filed at a de minimis rate and (y) the Company and the Legal Representative shall have consented in writing to such dissolution;

           (iii) the Company procures from one or more responsible insurance companies acceptable to the Trustees one or more irrevocable liability insurance policies covering all Trust Claims;

           (iv) 21 years less 91 days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy living on the date hereof; or

           (v) the Company and the Trustees after consultation with Selected Counsel for the Beneficiaries and with the written consent of the Legal Representative, agree in writing to the termination of the Trust.

     (b) On the Termination Date, all Trust Claims shall be extinguished, the Trust shall be dissolved, the Company shall assume all of the Trust's liabilities other than Trust Claims and the injunction provided for in Paragraph 9.2.A.3 of the Plan shall be modified in accordance with the order issuing such injunction, and all of the Trust's assets shall, except as provided in Subsections (c) and (d) below, be transferred and assigned to the Company or any designees of the Company, and the Trustees and the Company agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing.

     (c) If any of the events referred to in Section 6.02(a) of the PD Trust Agreement shall have occurred prior to the Termination Date, then as soon as practicable after the occurrence of any of the events referred to in Section 6.02(a) hereof, but in no event later than the Termination Date, all monies (not including unused Insurance Coverage in place) remaining in the Basic Trust Fund shall be applied to such charitable purposes as the Trustees in their reasonable discretion shall determine, which charitable purposes, if practicable, shall be related to the treatment of asbestos-caused disorders.

     6.03 Amendments. (a) The Company (as successor to the Trustors for this purpose) and the Trustees (by vote of 80% of the Trustees) may, after consultation with Selected Counsel for the Beneficiaries, modify, supplement or amend this Trust Agreement (other than Sections 2.02, 4.01 (a), the proviso to 4.01(c), 4.02, 6.01, 6.02(c), and 6.03(a)) in any respect, such modification, supplement or amendment to be evidenced in writing.

     (b) The Company and the Trust shall each promptly notify the other and Selected Counsel for the Beneficiaries of any changes in generally accepted accounting principles known to it which are likely to materially affect the size or timing of payments from the Company to the Trust under this Agreement and the Annexes hereto. Promptly after delivery of such notice, the Company and the Trust shall consult with each other and Selected Counsel for the Beneficiaries to determine whether it is desirable to amend this Agreement or any of the Annexes hereto in any manner in response to such changes. Neither party shall be legally bound by virtue of this Section 6.03(b) to agree to, or to negotiate with respect to, any amendments proposed by the other.

     6.04 Cooperation. The Company and the Trust shall each cooperate to the extent reasonably requested by the other in the handling of Trust Claims and generally in the operation of the Trust for the purposes set forth herein.

     6.05 Severability. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

     6.06 Notices. Notices to Persons asserting Trust Claims shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's Proof of Claim (as defined in Annex B hereto). Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by the Company to the Trustees or by the Trustees to the Company in compliance with the terms hereof.

To the Trust or the Trustees:

           Manville Personal Injury Settlement Trust
           8260 Willow Oaks Corporate Drive, Suite 600
           P.O. Box 10415
           Fairfax, Virginia  22031
           Attention:  David T. Austern, General Counsel
           Telecopy No.: (703) 205-6248

with a copy (which shall not constitute delivery of notice) to:

           Donovan Leisure Newton & Irvine
           30 Rockefeller Plaza
           New York, New York  10112
           Attention:  John J. McCann
           Telecopy No.:  (212) 632-3315

To the Company:

      Schuller Corporation
      717 Seventeenth Street
      Denver, Colorado 80202
      Attention:  Richard B. Von Wald,
      Senior Vice President and General Counsel
      Telecopy No.:  (303) 978-4842

with a copy (which shall not constitute delivery of notice) to:

      Davis Polk & Wardwell
      450 Lexington Avenue
      New York, New York 10017
      Attention:  Stephen H. Case
      Telecopy No.:  (212) 450-5565

     All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof.

     6.07 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, and such counterparts shall together constitute but one and the same instrument.

     6.08 Successors and assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trustors, the Trust and the Trustees and their respective successors and assigns, except that neither any of the Trustors nor the Trust nor any Trustee may assign or otherwise transfer any of its or his rights or obligations under this Trust Agreement except, in the case oft he Trust and the Trustees, as contemplated by Section 6.02.

     6.09 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein, and this Trust Agreement supersedes any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other fight, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

     6.10 Headings. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

     6.11 Governing Law. This Trust Agreement shall be governed by, administered under and construed in accordance with, the laws of the State of New York.

     6.12 Dispute Resolution. Any disputes which arise under this Agreement shall be resolved by the Court pursuant to Section 10.1.B of the Plan.

     6.13 Enforcement and Administration. The provisions of this Agreement and each Annex hereto shall be enforced and administered by the Court pursuant to
Section 10.1.G of the Plan. Notwithstanding anything to the contrary contained herein or any state law to the contrary, the United States Bankruptcy Court for the Southern District of New York shall have exclusive jurisdiction to hear and resolve any and all matters relating to the powers and authority of the Trustees hereunder, any actions or omissions by them, the operations or activities of the Trust and the interpretation of this Agreement.

     6.14 Settlement of Trustees' Accounts. Notwithstanding any state law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any Beneficiary or other Person. The Trustees shall render successive accounts covering periods of not more than five years, commencing on the Consummation Date or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee, Upon the acceptance of any such account by the court after hearing on notice to the Company, Selected Counsel for the Beneficiaries and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.

     6.15 No Bond Required.. Notwithstanding any state law to the contrary, each Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

     6.16 Appointment of Clerk as Agent for Service of Process. Each of the Trustees hereby designates and appoints the Clerk of the Court (the "Clerk") as his agent upon whom process against such Trustee may be served in any action or proceeding under Section 6.12, 6.13 or 6.14 of this Agreement or as to which the Court has otherwise retained jurisdiction pursuant to the Plan. The Clerk shall forthwith mail a copy of any such process served upon him to such Trustee at the address to which notices to the Trustee shall be sent pursuant to
Section 6.06 of this Agreement. Successor Trustees, by acceptance of their appointment as such, shall be deemed to have designated and appointed the Clerk in like manner.

     IN WITNESS WHEREOF, the Company, as successor to the Trustors, has caused this Agreement to be executed by a duly authorized officer and the Trustees have each executed this Agreement, all as of the day and year first above written.

                                 SCHULLER CORPORATION


                                 By: /s/ Richard B. Von Wald
                                     -----------------------------------
                                      Name: Richard B. Von Wald

                                     -----------------------------------
                                      Title: Executive Vice President,
                                             General Counsel and
                                             Secretary



                                 TRUSTEES


                                    /s/ Robert A. Falise          , as Trustee
                                 --------------------------------
                                 Name:  Robert A. Falise


                                    /s/ Louis Klein, Jr.          , as Trustee
                                 --------------------------------
                                 Name:  Louis Klein, Jr.


                                                                  , as Trustee
                                 --------------------------------
                                 Name:  Frank J. Macchiarola


                                    /s/ Christian E. Markey, Jr.  , as Trustee
                                 --------------------------------
                                 Name:  Christian E. Markey, Jr.